                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-25683) of our report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of Capstar Broadcasting Partners, Inc. We also consent to the references to our firm under the captions "Experts".



                                        COOPERS & LYBRAND L.L.P.



Austin, Texas


July 2, 1997